Exhibit 10.37


Salon Media Group names new CFO

January 9, 2008 | SAN FRANCISCO - Salon Media Group, Inc. (SLNM.OB), a leading independent media company that publishes Salon.com, announced today the appointment of Norman Blashka, a seasoned financial executive, as Executive Vice President and Chief Financial Officer. Blashka will oversee all of Salon's financial and corporate development activities, replacing Salon's former CFO, Conrad Lowry. He will be based in Salon's New York City office.

Blashka brings over 20 years of CFO experience with public and private media and technology companies. He joins Salon from Vizible Corp., a web-based visualization software and social networking company, where he most recently served as chief financial officer. Prior thereto, he served as CFO of Operative Media, a venture-backed online advertising operations and software company. As EVP and CFO of 24/7 Real Media, a publicly-traded global digital media company, Blashka helped guide the company through turbulent post-bubble financial conditions, leading its successful turnaround and managing its renewed growth and profitability. He has also served in a variety of senior financial and operating positions with established media companies such as Warner Amex Cable and Cablevision Systems Corp.

Blashka is a Certified Public Accountant, earned an MBA in finance and accounting from Columbia University, and holds a BA in economics, summa cum laude, from SUNY New Paltz, where he currently sits on the Board of Trustees and chairs its audit committee.

"I am excited to be joining such an outstanding organization with a rich heritage of independent journalism and an incredible, growing audience. I look forward to building upon Salon's financial momentum," said Blashka.

"Norman brings great experience to Salon, including his proven track record in fund-raising, mergers and acquisitions activities, and years of hands-on practice developing profitable media properties," added Christopher Neimeth, President and CEO of Salon. "The knowledge he's developed from his many successes in media startups and turnarounds is a tremendous asset for us."


ABOUT SALON MEDIA GROUP, INC.
Salon, the award-winning online news and entertainment Web site, combines original investigative stories, breaking news, provocative personal essays and highly respected criticism along with popular staff-written blogs about politics, technology and culture. Salon hosts two online communities, Table Talk and The Well, and is headquartered in San Francisco, with offices in New York City and Washington D.C.

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